Exhibit 10.12

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 8, 2019, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and COMPASS THERAPEUTICS LLC and COMPASS THERAPEUTICS ADVISORS, INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 30, 2018 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Milestone II” means receipt by Bank of evidence reasonably satisfactory to Bank of Parent’s receipt after the Closing Date of at least $62,350,000 of net proceeds from the sale or issuance of its equity securities on or before April 30, 2019 to investors reasonably acceptable to Bank.

2)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

Compass Therapeutics LLC – 2nd Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMPASS THERAPEUTICS LLC

By:	/s/ Lynne Sullivan
Name:	Lynne Sullivan
Title:	CFO

COMPASS THERAPEUTICS ADVISORS, INC.

By:	/s/ Damon Banks
Name:	Damon Banks
Title:	Secretary

PACIFIC WESTERN BANK

By:	/s/ Joseph Holmes Dague
Name:	Joseph Holmes Dague
Title:	Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

Compass Therapeutics LLC – 2nd Amendment to LSA